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Exhibit 99.3

Offer to Increase Conversion Rate to 238.2119 Shares of Post-Reverse Split Common Stock per $1,000 Principal Amount of Accuride Corporation's 7.5% Senior Convertible Notes due 2020
and Solicitation of Consents to Amend the Related Indenture
(CUSIP Nos. 00439T AA5, 00439T AC1, U0045X AA9, 00439T AB3 and 00439T AG2)

THIS CONVERSION OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 19, 2010, UNLESS EXTENDED.

To Our Clients:	October 22, 2010

        Enclosed for your consideration is the Offer to Convert and Consent Solicitation/Prospectus dated October 22, 2010 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the "Conversion Offer") in connection with (i) the offer to increase the conversion rate for holders of the 7.5% Senior Convertible Notes due 2020 (the "Convertible Notes") issued by Accuride Corporation, a Delaware corporation ("Accuride"), who surrender Convertible Notes for conversion into shares of common stock, par value $0.01 per share, of Accuride, after giving effect to a proposed 1-for-10 reverse stock split (such common stock, after giving effect to the proposed 1-for-10 reverse stock split, the "Post-Reverse Split Common Stock"), and (ii) the solicitation of consents to certain amendments to the Indenture, dated as of February 26, 2010 (the "Indenture"), among Accuride, certain of its subsidiaries, as guarantors, and Wilmington Trust FSB, as trustee, pursuant to which the Convertible Notes were issued, to remove the conditions to Accuride's optional redemption of the convertible notes and permit Accuride to redeem the Convertible Notes at par value at any time, and to eliminate substantially all the restrictive covenants governing the Company's actions and events of default with respect to the Convertible Notes (the "Proposed Amendments"). Accuride has appointed Credit Suisse Securities (USA) LLC to act as lead dealer manager and solicitation agent and has appointed Nomura Securities International, Inc. to act as co-dealer manager and solicitation agent in connection with the Conversion Offer.

        After completion of the Conversion Offer and subject to certain conditions, Accuride plans to sponsor an underwritten secondary offering of its common stock (the "Proposed Secondary Offering") to provide noteholders the opportunity to resell some or all of the shares of common stock received in the conversion offer. Noteholders may elect to participate in the Proposed Secondary Offering on a pro rata basis in accordance with the number of shares of common stock received in the Conversion Offer. Accuride will pay all fees and expenses, including the underwriting commissions, in connection with the proposed secondary offering, subject to certain exceptions.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF CONVERTIBLE NOTES HELD BY US FOR YOUR ACCOUNT. A SURRENDER OF SUCH CONVERTIBLE NOTES FOR CONVERSION IN THE CONVERSION OFFER AND DELIVERY OF CONSENTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL AND CONSENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO SURRENDER CONVERTIBLE NOTES FOR OUR ACCOUNT.

Request for Instructions for Conversion Offer

        We request instructions as to whether you wish to surrender any or all of the Convertible Notes held by us for your account according to the terms and conditions set forth in the Conversion Offer.

        Your attention is directed to the following:

  1.
  Holders of Convertible Notes who validly surrender their Convertible Notes for conversion in the Conversion Offer will receive a conversion rate of 238.2119 shares of Post-Reverse Split Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to a conversion price of approximately $4.20 per share of Post-Reverse Split Common Stock, plus cash paid in lieu of fractional shares (the "Conversion Consideration"). Noteholders are required to deliver consents to the Proposed Amendments in order to participate in the Conversion Offer, and noteholders may not deliver consents to the Proposed Amendments unless they surrender their Convertible Notes for conversion in the Conversion Offer. Noteholders who validly surrender their Convertible Notes for conversion in the Conversion Offer will be deemed to have consented to the Proposed Amendments.

  2.
  The Conversion Offer is being made for all outstanding Convertible Notes.

  3.
  THE CONVERSION OFFER AND ANY WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 19, 2010 (THE "EXPIRATION DATE"), UNLESS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED, WILL EXPIRE.

  4.
  The Conversion Offer is conditioned upon, among other things, (i) the effectiveness of the registration statement of which the Offer to Convert and Consent Solicitation/Prospectus forms a part, (ii) no stop order suspending the effectiveness of the registration statement of which the Offer to Convert and the Consent Solicitation/Prospectus forms a part having been issued and no proceedings for that purpose having been initiated or threatened, (iii) the receipt of valid surrenders of Convertible Notes and consents to the Proposed Amendments, not properly withdrawn, from at least a majority in principal amount of the outstanding Convertible Notes and at least a majority in principal amount of the outstanding Convertible Notes not owned by Accuride or its affiliates and (iv) the other conditions described in the section of the Offer to Convert and Consent Solicitation/Prospectus titled "The Conversion Offer and Consent Solicitation—Conditions to the Conversion Offer and Consent Solicitation." In addition, to participate in the Conversion Offer, noteholders will be required to agree to a "lock-up" covering all shares of common stock issued in the Conversion Offer for a period of 120 days after the completion of the Conversion Offer, unless earlier terminated, subject to certain exceptions.

  5.
  Noteholders participating in the Conversion Offer will not be obligated to pay brokerage fees or commissions to the dealer managers, the information agent, the conversion agent, the trustee or Accuride. Noteholders participating in the Conversion Offer will not be required to pay transfer taxes on the payment of the Conversion Consideration, except as provided in the Letter of Transmittal and Consent.

        Noteholders electing to participate in the Proposed Secondary Offering should complete the Notice of Election on page 5 and return it to MacKenzie Partners, Inc., the Information Agent.

        Your instructions to us should be forwarded promptly to permit us to surrender Convertible Notes on your behalf before the Expiration Date.

        If you wish to have us surrender any of or all the Convertible Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the surrender of your Convertible Notes, all such Convertible Notes will be surrendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

        Delivery of the Conversion Consideration for Convertible Notes surrendered for conversion in the Conversion Offer will in all cases be made only after timely receipt by the Conversion Agent of (a) a properly completed and duly executed Letter of Transmittal and Consent (or manually signed facsimile thereof), with any required signature guarantees and (b) any other documents required by the Letter of Transmittal and Consent. YOU WILL NOT RECEIVE ANY SEPARATE CASH PAYMENT FOR INTEREST OR SPECIAL INTEREST, IF ANY, ACCRUED AND UNPAID TO THE CONVERSION DATE.

Election to Participate in Proposed Secondary Offering

        If you wish to participate in the Proposed Secondary Offering, you must properly complete the Notice of Election on page 5 and deliver the completed Notice of Election directly to MacKenzie Partners, Inc., the Information Agent for the Conversion Offer. WE CANNOT ELECT TO PARTICIPATE IN THE PROPOSED SECONDARY OFFERING ON YOUR BEHALF.

        An election to participate in the Proposed Secondary Offering will be valid only after timely receipt by the Information Agent of a properly completed and duly executed Notice of Election (or manually signed facsimile thereof), with any required signature guarantees. If you wish to participate in the Proposed Secondary Offering, please complete, execute, detach and return to MacKenzie Partners, Inc. the Notice of Election on the detachable part hereof. An envelope to return your Notice of Election is enclosed.

        Delivery of the Notice of Election should be made to MacKenzie Partners, Inc. at the following address:

MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016

Attn: Glen Linde Facsimile: 212-929-0308 Email: Glinde@mackenziepartners.com

        DELIVERY OF THE NOTICE OF ELECTION TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE OR EMAIL, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THE METHOD OF DELIVERY OF NOTICES OF ELECTION AND OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTEHOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE NOTEHOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY

*        *        *

        Questions and requests for additional copies of the enclosed materials may be directed to MacKenzie Partners, Inc., the Information Agent, at the address appearing on the back page of the Offer to Convert and Consent Solicitation/Prospectus.

        The Conversion Offer is not being made to (nor will surrenders be accepted from or on behalf of) holders of Convertible Notes in any jurisdiction in which the making of the Conversion Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Accuride may take such action as it deems necessary to make the Conversion Offer in any jurisdiction and extend the Conversion Offer to holders of such Convertible Notes in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Conversion Offer to be made by a licensed broker or dealer, the Conversion Offer shall be deemed to be made on behalf of Accuride by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

Offer to Increase Conversion Rate to 238.2119 Shares of Post-Reverse Split Common Stock per
$1,000 Principal Amount of Accuride Corporation's 7.5% Senior Convertible Notes due 2020 and
Solicitation of Consents to Amend the Related Indenture

of

ACCURIDE CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the Offer to Convert and Consent Solicitation/Prospectus dated October 22, 2010 and the related Letter of Transmittal and Consent in connection with (i) the offer to increase the conversion rate for holders of Convertible Notes who surrender Convertible Notes for conversion into shares of Post-Reverse Split Common Stock and (ii) the solicitation of consents to the Proposed Amendments.

        This will instruct you to surrender for conversion in the Conversion Offer, and deliver consents to the Proposed Amendments with respect to, the amount of Convertible Notes indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Convert and Consent Solicitation/Prospectus and the related Letter of Transmittal and Consent.

CONVERTIBLE NOTES TO BE SURRENDERED:(1)	SIGN HERE

Convertible Notes	(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Taxpayer Identification Number or Social Security Number
Dated:
(1) Unless otherwise indicated, it will be assumed that all your Convertible Notes are to be surrendered.

NOTICE OF ELECTION TO PARTICIPATE IN THE
PROPOSED SECONDARY OFFERING
of
ACCURIDE CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the Offer to Convert and Consent Solicitation/Prospectus dated October 22, 2010 and the related Letter of Transmittal and Consent in connection with the Proposed Secondary Offering.

        The undersigned hereby elects to participate in the Proposed Secondary Offering with respect to the number of shares of Post-Reverse Split Common Stock indicated below that are beneficially owned by the undersigned, on the terms and subject to the conditions set forth in the Offer to Convert and Consent Solicitation/Prospectus and the related Letter of Transmittal and Consent.

SHARES ELECTED TO PARTICIPATE IN PROPOSED SECONDARY OFFERING:(1)	SIGN HERE

Shares	(Signature(s))

Name of Brokerage Firm or DTC Custodian	Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number
Email Address
Dated:
(1) Unless otherwise indicated, it will be assumed that all your Shares will be elected for participation in the Proposed Secondary Offering.

Return this Notice of Election to:
MacKenzie Partners, Inc.
105 Madison Ave
New York, New York 10016
Attn: Glen Linde

Facsimile: 212-929-0308
email: glinde@mackenziepartners.com

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  Exhibit 99.3